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                                  EXHIBIT 10.2


                              AMENDED AND RESTATED
                               LICENSING AGREEMENT


         This Agreement is made this 1ST day of JANUARY 1999 by and between the LADIES PROFESSIONAL GOLF ASSOCIATION, an Ohio nonprofit corporation with offices at 100 International Golf Drive, Daytona Beach, Florida 32124-1092 ("LPGA"), and S2 GOLF INC., a New Jersey corporation having its principal place of business at 18 Gloria Lane, Fairfield, New Jersey 07004 (hereinafter, "Licensee").

         WHEREAS, the LPGA owns all right, title and interest in, and has the exclusive right to license the use of, its name and marks and the logo as described and depicted in Exhibit A attached hereto (collectively, the "Logos");

         WHEREAS, Licensee desires to obtain from the LPGA, and the LPGA desires to grant to Licensee, a license to use the Logos in connection with the manufacture, distribution and sale of the articles specified in Exhibit B attached hereto in accordance with the terms and conditions of this Agreement;

         WHEREAS, the LPGA and Licensee have previously entered into that certain Amended and Restated Licensing Agreement dated July 1, 1996 (the "Former Licensing Agreement"); and

         WHEREAS, the LPGA and Licensee desire hereby to amend and restate the Former Licensing Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

         1.       DEFINITIONS.

                  (a) "Premium" shall mean any articles used or to be used for the purpose of increasing the sale of or publicizing any other product or service.

                  (b) "Net Sales" shall mean the dollar amount of gross sales of the Licensed Products by Licensee or by any entity affiliated with Licensee, less (i) quantity and cash discounts, (ii) returns actually made or allowed, and
(iii) a deduction for uncollectible accounts but without deduction for commissions, taxes, manufacturing, marketing and distribution costs or any other amount. For purposes of calculating Net Sales, Licensed Products distributed by Licensee or by any entity affiliated with Licensee at less than the usual net sales price for such Licensed Products shall be deemed to have been distributed at the usual net sales price for such Licensed Product.

          2.      GRANT OF LICENSE.



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                  (a) The LPGA grants to Licensee during the entire Term of this
Agreement (i) the non-exclusive, worldwide license to use the Logos solely in connection with the manufacture, distribution and sale of the Non-Exclusive Articles described in Exhibit B attached hereto and made a part hereof and (ii) the exclusive worldwide license to use the Logos solely in connection with the manufacture, distribution and sale of the Exclusive Articles described in Exhibit B attached hereto and made a part hereof (the Non-Exclusive Articles and Exclusive Articles set forth in Exhibit B attached hereto are collectively referred to as the "Licensed Products").

                 (b) No license is granted hereunder for the use of the Logos for any purpose other than upon or in connection with the Licensed Products. Except as permitted under paragraph 2(b) above, no license is granted hereunder for the manufacture, sale or distribution of the Licensed Products for publicity purposes, in combination sales, as Premiums or giveaways, or in connection with any similar method of merchandising. If the Exclusive Articles of the Licensed Products are required by the LPGA for Premium purposes, the LPGA shall, by separate agreement, grant Licensee the right to manufacture and sell such merchandise for such purposes, provided that such additional grant does not conflict with other commitments of the LPGA and that Licensee is able to produce the same in the quantities required at competitive prices. If Licensee is unable to meet such conditions, the LPGA shall have the right to obtain such merchandise from other manufacturers.

         3. SCOPE. Licensee shall be entitled to use the license granted hereunder on a worldwide basis. Notwithstanding the preceding sentence, Licensee acknowledges that the LPGA has made no representations or warranties of any nature pertaining to the use of the Logos outside the United States. Without limiting the generality of the foregoing, the LPGA disclaims any representation or warranty, express or implied, concerning the ownership, exclusivity, or the right to the use of the Logos outside of the United States. Licensee hereby acknowledges that the license granted to Licensee hereunder grants to Licensee only such rights, if any, that Licensor has in and to the Logos outside of the United States. If requested by Licensee, the LPGA agrees to cooperate with Licensee to permit Licensee to procure and obtain, in the name and on behalf of the LPGA, trademark, copyright, design patent or other property right protection of the Logos, at Licensee's expense, in Jurisdictions outside the United States; provided, however, that the LPGA agrees promptly to reimburse Licensee for its expenses incurred in connection with obtaining such protection in an aggregate amount not to exceed $2,000 for each calendar year during the Term of this Agreement.

         4. TERM. The Initial Term of this Agreement shall commence as of January 1, 1999, and shall continue through December 31, 2003. Licensee shall have the option (the "Option"), upon one hundred twenty (120) days prior written notice received by the LPGA before the expiration hereof, to renew this Agreement for a second Subsequent Term of two (2) years, the approval of which renewal the LPGA shall withhold only if Licensee has substantially failed to perform its material obligations hereunder to the reasonable satisfaction of the LPGA. The Initial Term plus any and all Subsequent Terms shall equal the entire Term of this Agreement. The Term of the Former Licensing Agreement shall expire on December 31, 1998.



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         5.       ANNUAL LICENSE FEE AND ROYALTY PAYMENTS.

                  (a) In consideration of the license granted herein to Licensee by the LPGA, Licensee shall pay to the LPGA an annual license fee (the "Annual License Fee"), payable as follows:

        Calendar Year                                Annual License Fee
        -------------                                ------------------

        1999, 2000, 2001, 2002 & 2003                $200,000

        If Option is exercised:
        2004 & 2005                                  $225,000

                  (b) In addition to the Annual License Fee payable by Licensee to the LPGA pursuant to paragraph 5(a) above, Licensee hereby agrees to pay to the LPGA an annual royalty payment (the "Annual Royalty Payment") calculated in the following manner:

                           (i) During the Term of this Agreement, in the event
that the sum of (A) five percent (5%) of the Net Sales of the Licensed Products (other than golf shoes) up to $1,000,000 in any calendar year, (B) two and one-half percent (2.5%) of the Net Sales of the Licensed Products (other than golf shoes) in excess of $1,000,000 and less than $5,000,001 in any calendar year and (C) one percent (1%) of the Net Sales of the Licensed Products (other than golf shoes) in excess of $5,000,000 in any calendar year exceeds the Annual Licensee Fee paid by Licensee in such year pursuant to paragraph 5(a) above, the Annual Royalty Payment payable by Licensee with respect to such year shall be the sum of (a) the amount equal to such excess plus (b) one percent (1%) of the Net Sales of golf shoes in any calendar year.

                  (c) Licensee agrees to spend a minimum of $100,000 per year during the entire Term of this Agreement advertising the Licensed Products in the United States.

                  (d) Licensee shall make the Annual License Fee payments in equal quarterly installments on January 1, April 1, July 1 and October 1 of each subsequent year during the entire Term of this Agreement.

                  (e) On or before April 30 of each year during the Term of this Agreement, Licensee shall furnish the LPGA full and accurate statements, certified by the chief financial officer of Licensee, showing the number, description and Net Sales of the Licensed Products distributed and/or sold by Licensee during the previous year, and simultaneously therewith Licensee shall make all Annual Royalty Payments, if any, to the LPGA which are due to the LPGA as a result of the sales made during the period covered by such statements. Receipt or acceptance by the LPGA of any of the statements furnished pursuant to this paragraph 5(e) shall not preclude the LPGA from questioning the correctness thereof at any time within two (2) years of the date of the respective statement and, in the event any inconsistencies or mistakes are discovered in such statement in any such two (2) year period, they shall be immediately rectified and appropriate adjustments made by the parties. All information so furnished by Licensee shall be treated as confidential by the LPGA.



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                  (f) Simultaneously with the April 30 statements specified in paragraph 5(e) above, Licensee shall furnish the LPGA an accounting of the dollar amount and manner of advertising of the Licensed Products during the preceding calendar year.

                  (g) Licensee's obligations under paragraphs 5(e) and 5(f) above shall continue during the calendar year following the expiration of this Agreement and shall not terminate because of Licensee's failure to exercise the Option.

                  (h) If the LPGA fails to perform or is in breach of any material term of this Agreement, Licensee shall be relieved of paying to the LPGA any installment of the applicable Annual License Fee and Annual Royalty Payment until such time as such failure to perform or material breach is corrected by the LPGA, at which time any unpaid Annual License Fee or Annual Royalty Payment shall become immediately due and payable.

          6.      TERMS.

                  (a) LPGA hereby agrees to provide the following promotional support to Licensee in consideration of the payment of the royalties hereunder:

                           (i) From January 1, 1999 through the expiration of
this Agreement, provision of the non-exclusive designation, "Official Sponsor of the LPGA";

                           (ii) Eight (8) pro-am playing spots in the aggregate
at tournaments sponsored or co-sponsored by the LPGA for each calendar year during the term of this Agreement, such tournaments to be mutually agreed upon by Licensee and LPGA; provided, however, that one (1) position shall be guaranteed for the LPGA Championship;

                           (iii) Ten (10) "Season Badges" at each LPGA sponsored
or co-sponsored event when requested by Licensee; and

                           (iv) Designation as an "Official Sponsor of the LPGA
Teaching and Club Professional Division".

                  (b) LPGA hereby further agrees that during the Initial Term of this Agreement Licensee shall annually be the "Title Sponsor" of the LPGA Teaching and Club Professionals ("T&CP") Division Team Classic, with promotional benefits as detailed in Exhibit C. In consideration of such title sponsorship, the Licensee shall pay the following amounts to the T&CP Division:



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                          Year                    Annual Amount
                          ----                    -------------
                          1999                      $35,000
                          2000                      $37,500
                          2001                      $40,000
                          2002                      $42,500
                          2003                      $45,000
                          2004                      $47,500
                          2005                      $50,000

                  (c) Licensee hereby agrees to extend through December 31, 2003 the T&CP Division rebate programs that have been in effect since July 31, 1991, as amended and restated in Exhibit D hereto.

                  (d) Subject to the conditions described in subparagraphs 6(d)(i) and (ii), Licensee hereby further agrees to transfer to the LPGA any and all intellectual property rights that Licensee may have to, and materials comprising, the existing so-called "Square Two/LPGA Club Fitting Workshop Program". Licensee's agreement to so transfer its rights is conditioned upon (i) the LPGA's continued exclusive use of Licensee's products for this club fitting workshop program held during the Term of this Agreement and (ii) Licensee's prior approval of the LPGA's choice of instructor(s) for each such club fitting workshop program. Licensee shall not unreasonably withhold such approval.

                  (e) The LPGA hereby further agrees that during the Term of this Agreement the LPGA will not (i) provide an exclusive license, with respect to any of the types of products included on Exhibit B, to any person or entity other than Licensee and (ii) provide a non-exclusive license, with respect to the type of products included in Exclusive Articles on Exhibit B, to any person or entity.

         7.       COPYRIGHT AND TRADEMARK PROTECTION.

                  (a) The LPGA hereby represents and warrants to Licensee that it owns all right, title and interest in and to the Logos in the United States, and to the knowledge of the LPGA, the grant of the license hereunder will not violate any agreement or license to which the LPGA may be subject.

                  (b) Except as otherwise set forth in Section 3 above, the LPGA shall be solely responsible for taking such action as it deems appropriate to obtain copyright, trademark or service mark registrations for the Logos. Licensee shall perform all acts necessary and execute all necessary documents to effect such registrations, and to register as a user of the Logos where such registration is needed, and to otherwise assist the LPGA to the extent necessary to protect the LPGA's rights to the Logos.

                  (c) Licensee acknowledges and agrees that the LPGA owns the exclusive right, title and interest in and to the Logos and any copyright, trademark or service mark registrations that have issued or may issue thereon and that use of the Logos shall inure to the benefit of the LPGA. Licensee shall not at any time acquire or claim any right, title or interest of



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any nature whatsoever in or to the Logos by virtue of this Agreement or
Licensee's use of the Logos, and any right, title or interest in or relating to the Logos which comes into existence as a result of, or during the exercise by Licensee of, any right granted to it hereunder shall immediately vest in the LPGA.

                  (d) All uses of the Logos by Licensee shall include any designations legally required or useful for enforcement of copyright, trademark or service mark rights, such as "(C)", "(R)", "(TM)" or ("SM"). The LPGA shall have the right to revise the above designation requirements and to require such other notices as shall be reasonably necessary to protect the rights and interests of the LPGA in the Logos.

                  (e) Licensee shall notify the LPGA in writing of any infringements or imitations of the Logos by others, and the LPGA, in its sole discretion and expense, may commence or prosecute any claims or suits resulting from such infringements or imitations in its name or in the name of Licensee or join Licensee as a party thereto. Licensee shall not institute any suit or take any action on account of any infringements or imitations of the Logos without the prior written consent of the LPGA.

                  (f) In the event Licensee employs the services of photographers in connection with the production, promotion, marketing or distribution of the Licensed Products, Licensee shall require each such photographer to agree that the photographic works produced for Licensee will be "works made for hire" for the purposes of the copyright laws, and, to the extent such photographic works may not qualify as "works made for hire", Licensee shall cause the copyright in each such work to be assigned to the LPGA.

          8.       INDEMNIFICATION.

                  (a) Licensee shall indemnify and hold the LPGA harmless from and against any and all claims, actions, damages, liability, cost and expense, including reasonable attorneys' fees and costs of suit or arbitration, arising out of or in connection with (i) the design, manufacturing, promotion, sale, distribution or use of the Licensed Products; or (ii) the unauthorized use of the Logos.

                  (b) The LPGA shall indemnify and hold harmless Licensee from and against any and all claims, actions, damages, liability, cost and expense, including reasonable attorneys' fees and costs of suit or arbitration, arising out of (i) Licensee's use of the Logos in accordance with this Agreement, (ii) Licensee's title sponsorship of the T&CP Division Team Classic, and (iii) the LPGA's post transfer use of the intellectual property rights and materials transferred to the LPGA pursuant to subparagraph 6(d) hereof, provided that the LPGA is given prompt written notification of, and shall have the option to undertake and conduct the defense of, any such claim or action.

                  (c) Each party agrees to indemnify and hold harmless the other party, its directors, officers, employees, members and representatives, from and against any and all claims, actions, damages, liability, cost and expense, including reasonable attorneys' fees,



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arising out of or in connection with any act or omission on the part of the indemnifying party in the performance or non-performance of its duties under this Agreement.

                  (d) Licensee shall obtain, at its own expense, comprehensive general liability insurance, including product liability insurance, providing adequate protection for the LPGA and Licensee against any claims or suits, with coverage on the basis of occurrences rather than claims made and in an amount no less than $1,000,000 per incident or occurrence, or Licensee's standard insurance policy limits, whichever is greater. Such insurance shall remain in force at all times during the term of this Agreement and for a period of five
(5) years thereafter. Within thirty (30) days from the date hereof, Licensee shall submit to the LPGA a certificate of insurance evidencing such coverage and naming the LPGA as an additional insured party thereon. Licensee shall require the insurer to provide the LPGA with at least thirty (30) days written notice prior to the cancellation or material modification of such coverage.

         9. QUALITY OF LICENSED PRODUCTS. Licensee agrees that the Licensed Products shall be of high standards of style, quality and appearance. Licensee shall, at the LPGA's written request, periodically send samples of Licensed Products to the LPGA to confirm Licensee's compliance with the requirements of this Section 9. All samples of the Licensed Products and materials sent to the Commissioner of the LPGA pursuant to this Section 9 shall be accompanied by a cover letter (a copy of which shall also be forwarded to the Deputy Commissioner of the LPGA) which states that such samples and materials are being furnished pursuant to Section 9 of this Agreement for the purpose of inspection and approval by the LPGA. Any sample furnished to the LPGA for its approval or consent pursuant to this Section 9 shall be deemed approved and consented to by the LPGA unless Licensee is notified otherwise within thirty (30) days after the LPGA's receipt of such sample. Licensee shall not sell or distribute irregulars or seconds of, any Licensed Product approved by the LPGA pursuant to this
Section 9, without the prior written consent of the LPGA.

         10. PROMOTIONAL MATERIAL. All promotional displays and advertising materials for the Licensed Products shall (i) contain and prominently display the Logos, (ii) use and conform to presentation suggested by the LPGA and (iii) be gender specific with respect to the use by women of the Exclusive Articles of the Licensed Products. Under no circumstances will Licensee use the Logos in connection with "lotteries" or "games of chance" sponsored by Licensee.

         11. DISTRIBUTION. Licensee shall use its best efforts to manufacture, distribute and sell the Licensed Products in all price and quality brackets that may be required to meet competition by reputable manufacturers of similar articles. Licensee shall make and maintain adequate arrangements for the distribution of the Licensed Products throughout the world.

         12. GOODWILL. Licensee recognizes the great value of the publicity and goodwill associated with the Logos and, in that connection, acknowledges that
(i) such goodwill belongs exclusively to the LPGA, (ii) no such property or other right will vest in Licensee as a result of this Agreement or of Licensee's use of the Logos permitted hereunder, and (iii) the Logos have acquired a secondary meaning in the mind of the public.



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         13. SPECIFIC UNDERTAKINGS OF LICENSEE. During the term of this
Agreement and thereafter, Licensee agrees that:

                  (a) It will not do or cause to be done any act or thing contesting or in any way impairing or tending to impair the right, title and interest of the LPGA in and to the Logos, or any copyright, trademark or service mark pertaining thereto, nor will it attack the validity of the license granted hereunder;

                  (b) It will not use the Logos in any manner other than as licensed hereunder, nor will it at any time, without the prior written consent of the LPGA, adopt or use any word or mark which is likely to be similar to or confusing with the Logos;

                  (c) It will not harm, misuse or bring into disrepute the Logos;

                  (d) It will not create any expenses chargeable to the LPGA without the prior written approval of the LPGA;

                  (e) It will not enter into any sublicense or agency agreement for the manufacture, sale or distribution of the Licensed Products without the prior written consent of the LPGA;

                  (f) Except as otherwise provided in paragraph 2(b) above, it will not use, or knowingly permit the use of, the Licensed Products as a giveaway or as a Premium without the prior written consent of the LPGA;

                  (g) It will comply in all material respects with all applicable laws, regulations and requirements relating or pertaining to the manufacture, sale, advertising or use of the Licensed Products, including, without limitation, the requirements of the United States Consumer Product Safety Commission;

                  (h) Except as otherwise provided in that certain letter agreement between the parties hereto dated July 31, 1991 as amended and restated in Exhibit D hereto, Licensee will offer the Licensed Products for sale to the LPGA at prices not to exceed the lowest wholesale prices for such Licensed Products, and shall promptly ship or deliver to the LPGA all Licensed Products purchased by the LPGA;

                  (i) In calendar year 1999, it will agree to air one (1) :30 advertising unit per each day of the following telecasts at a cost of $3,500 per :30 unit ($60,000 net), that would result in (8) :30 advertising units on ESPN and nine (9) :30 advertising units on ESPN2 (for clarification, Chick-fil-A, ShopRite and Giant Eagle are three-day telecats; Wegmans and Michelob Light are four-day events).



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           EVENT                             DATE                  NETWORK
           -----                             ----                  -------

Chick-fil-A Charity Championship        April 23-25, 1999           ESPN2
Wegmans Rochester International         June 10-13, 1999            ESPN
ShopRite LPGA Classic                   June 18-20, 1999            ESPN2
Michelob Light Classic                  July 8-11, 1999             ESPN
Giant Eagle LPGA Classic                July 23-25, 1999            ESPN2

                           In addition to the seventeen (17) :30 advertising
units provided above, Licensee will receive one (1) opening or closing billboard within each of the five (5) 1999 Mercury Series events listed above, event for a total of five (5) billboards.

                           In 1999, Licensee agrees to commit an additional
$15,000 net to advertising opportunities on non-Mercury Series LPGA television programming. The allocation of which shall be mutually agreed upon between Licensee and the LPGA no later than March 1, 1999.

                           If the Licensee's advertising experience is
satisfactory with the 1999 Mercury Series, Licensee will commit to expending a minimum of $75,000 of its annual television budget to future Mercury Series events. However, at its discretion, Licensee will have the right to terminate this Mercury Series commitment after 1999 if satisfactory advertising performance is not realized from the Mercury Series.

         14.      TERMINATION.

                  (a) The occurrence of any one or more of the following events shall constitute a Default by Licensee under this Agreement:

                           (i) If Licensee fails to deliver to the LPGA or to
maintain in full force and effect the insurance referred to in paragraph 8(d) above; or

                           (ii) If Licensee fails to make any payment due
hereunder on the date due; or

                           (iii) If Licensee fails to deliver any of the
statements required pursuant to paragraph 5(e) above or to provide the LPGA or its authorized representatives with access to Licensee's premises and/or records and accounts pursuant to Section 17 below; or

                           (iv) If any governmental agency or court of competent
jurisdiction finds that a Licensed Product is defective in any way, manner or form that, in the reasonable opinion of the LPGA, brings into disrepute the Logos; or

                           (v) If Licensee is unable to pay its debts when due,
or makes any assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, or files or has filed against it any petition under the bankruptcy or insolvency laws of any jurisdiction,



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county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent; or

                           (vi) If Licensee does not commence in good faith to
manufacture, distribute and sell the Licensed Products in accordance with the terms of this Agreement within three (3) months from June 1, 1996; or

                           (vii) If Licensee shall discontinue its business as
it is now conducted: or

                           (viii) If, in the periodic statements furnished
pursuant to paragraph 5(e) above, the amounts owed to the LPGA are significantly or consistently understated; or

                           (ix) If Licensee shall fail to perform or shall be in
breach of any material term of this Agreement; or

                  (b) In the event Licensee has failed to cure a Default within thirty (30) days of receipt of written notice from the LPGA specifying such Default, the LPGA shall have the right to terminate this Agreement.

                  (c) In the event that the LPGA grants, during the Term of this Agreement, a Competing License, Licensee shall have the right to Terminate this Agreement. Upon Licensee's election to so terminate this Agreement Licensee (other than as described in Sections 14(d) and 15 below) shall have no further obligations to the LPGA.

                  (d) Upon termination of this Agreement pursuant to this
Section 14, Licensee shall pay the LPGA any and all payments then due from Licensee hereunder, and Licensee shall have no further right to use, manufacture, advertise, distribute, sell or otherwise deal in any products which use the Logos. The LPGA's exercise of its right to terminate this Agreement pursuant to this Section 14 shall be without prejudice to any other rights and remedies available to it at law or in equity.

         15. DISPOSAL OF STOCK. Except as otherwise provided in this Section 15, after the termination or expiration of this Agreement, Licensee shall have no further right to manufacture, distribute, sell, exploit or otherwise deal in any articles which utilize the Logos. Within thirty (30) days after the expiration or termination of this Agreement, Licensee shall deliver to the LPGA a statement indicating the number and description of the Licensed Products on hand or in process as of the date of such statement. During the period of three hundred sixty (360) days immediately following the expiration or termination of this Agreement, Licensee may dispose of products or materials which are on hand or in process at the time of such expiration or termination, but only in the normal course of business and at regular or reasonably discounted selling prices. All such sales shall be subject to the terms and conditions of this Agreement. Licensee may remove the Logos from any such products or materials and shall be free to sell or dispose of such products or materials in any manner it sees fit as long as identification of the LPGA is not possible.



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         16.      LPGA REPRESENTATIONS. The LPGA agrees, warrants and
represents the following:

                  (a) It has and will have throughout the term of this Agreement the exclusive right to license the Logos to Licensee in the United States.

                  (b) The making of this Agreement by the LPGA and the fulfillment of its obligations hereunder does not violate the Constitution or By-Laws of the LPGA or, to the knowledge of the LPGA, any agreements, rights or obligations existing between the LPGA and others.

                  (c) The LPGA will be throughout the term of this Agreement the sole owner of all right, title and interest in and to the Logos hereinabove described, for use in connection with the manufacture, development, promotion, sale or distribution of the Licensed Products in the United States.

                  (d) The LPGA has the exclusive right to register in the United States the name "Ladies Professional Golf Association" and its present logo as trademarks on the public register of the United States Patent and Trademark Office, for use in connection with the Licensed Products herein.

                  (e) The LPGA has the exclusive right to obtain appropriate United States copyright registration respecting all existing and any new art work in connection with the Logos licensed herein.

          17.     BOOKS AND RECORDS.

                  (a) Licensee shall keep, maintain and preserve at Licensee's place of business, for at least two (2) years following termination or expiration of this Agreement, complete and accurate records and accounts including, but not limited to, invoices, correspondence, banking and financial and other records pertaining to the various items required to be shown on the statements to be submitted by Licensee pursuant to paragraph 5(e) above. Such records and accounts shall be available to the LPGA or its representatives for inspection and for purposes of making extracts therefrom and copies thereof and for audit at any time or times during reasonable business hours and upon reasonable notice by the LPGA.

                  (b) Licensee further agrees, in order to facilitate inspection of its books and records by the LPGA, that it will designate a symbol or number which shall be used by Licensee on all books and records to denote activity relating to the Licensed Products.

         18. RESERVATION OF RIGHTS. The LPGA retains all rights not expressly and exclusively conveyed herein, and the LPGA may grant to third parties the right to use the Logos in connection with other products, including products identical to the (i) Non-Exclusive Articles and (ii) during any Subsequent Term, Initially Exclusive Articles of Licensed Products set forth in Exhibit B attached hereto.



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         19. CONFIDENTIALITY. All records and accounts, and statements thereof, and other information furnished or made available by one party to the other hereunder shall be kept confidential by the other party and shall not be disclosed to any third party, or to any person without need to know, without the prior written consent of the party furnishing such information.

          20. NOTICES. All notices, requests, consents and other communications required or permitted hereunder, if any, shall be in writing and hand-delivered, telecopied or mailed by first class mail, certified, return receipt requested and, if hand delivered, shall be deemed to be received when so delivered, if telecopied, shall be deemed to be received when transmission is confirmed or, if mailed, shall be deemed to be received two (2) days after the date of mailing and shall be addressed as follows:

         The LPGA:                  Ladies Professional Golf Association
                                    100 International Golf Drive
                                    Daytona Beach, Florida 32124-1092
                                    Fax: (904) 274-6200
                                    Attention: Commissioner

          Copy to:                  Ty M. Votaw, Esq.
                                    Vice President of Business Affairs
                                    Ladies Professional Golf Association
                                    100 International Golf Drive
                                    Daytona Beach, Florida 32114
                                    Fax: (904) 274-1099

          Licensee:                 S2 Golf Inc.
                                    18 Gloria Lane
                                    Fairfield, New Jersey 07004
                                    Attention: Douglas A. Buffington
                                    Fax: (201) 227-7018

          Copy to:                  Mr. Robert L. Ross
                                    Suite 16 South
                                    Three Gateway Center
                                    Pittsburgh, Pennsylvania 15222
                                    Fax: (412) 392-2361

or such other address or telephone numbers as either party hereto shall have designated to the other in writing.

         21. ENTIRE AGREEMENT. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement of the parties hereto as to the matters stated herein, and no amendment or modification shall be binding unless reduced to writing and signed by the parties.

         22. WAIVER. The failure of any party at any time to demand strict performance by another of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof, and any party may, at any time, demand strict and complete performance by another of the terms, covenants and conditions hereof.

         23. RELATIONSHIP OF THE PARTIES. Nothing herein contained shall be construed to place the LPGA and Licensee in an agency, partnership or joint venture relationship. Neither party shall have the right to obligate or bind the other in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

         24. ASSIGNMENT. This Agreement and any rights granted herein are personal to Licensee and shall not be assigned, sub-licensed or encumbered by Licensee without the prior written consent of the LPGA. This Agreement shall be binding upon and shall inure to the benefit of the parties' permitted successors and assigns.

         25. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, and the applicable trademark and copyright laws of the United States, without regard to the conflicts of law principles thereof.

         26. SEVERABILITY. In the event any one or more provisions of this Agreement shall be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         27. ACCEPTANCE BY LPGA. This instrument, when signed by Licensee, shall be deemed an application for a license and not a binding agreement unless and until signed by the LPGA.

         28. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall together constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

                                 LADIES PROFESSIONAL GOLF ASSOCIATION

                                 /s/ JIM RITTS
                                 -----------------------------------
                                 Name:       Jim Ritts
                                 Title:      Commissioner


                                 S2 GOLF INC.

                                 /s/ DOUGLAS A. BUFFINGTON
                                 -----------------------------------
                                 Name:       Douglas A. Buffington
                                 Title:      President

                                    EXHIBIT A
                                    ---------

                                      LOGOS
                                      -----



Registered in the United States Patent and Trademark Office, Registration Number _________________________ and Dated _____________________________.

The term Logos also refers to any other marks or logos developed and utilized by the LPGA during the term of this Agreement, other than any marks and logos developed and utilized by the LPGA in conJunction with LPGA co-sponsored events and/or tournaments.

                                    EXHIBIT B
                                    ---------

                                LICENSED PRODUCTS
                                -----------------


Exclusive Articles:
------------------

Women's golf clubs (woods, irons, putters and utility clubs).


Non-exclusive Articles:
----------------------

Golf bags, golf balls, golf gloves, golf shoes, carryalls, visors, caps, hats and umbrellas.

                                    EXHIBIT C
                                    ---------



                                   SQUARE TWO
                       LPGA Teaching and Club Professional
                                  Team Classic













--------------------------------------------------------------------------------
                                 SQUARE TWO GOLF

                           TITLE SPONSORSHIP BENEFITS

                                    1999-2005
--------------------------------------------------------------------------------

                                   SQUARE TWO
                       LPGA TEACHING AND CLUB PROFESSIONAL
                                  TEAM CLASSIC


TITLE SPONSORSHIP

- Exclusive designation of Square Two Golf as the title sponsor of the Square Two LPGA Teaching and Club Professional Team Classic from January 1, 1999 to December 31, 2005.

HOST SITE

-        To be determined by the LPGA T&CP Division and approved by Square Two.

MEDIA BENEFITS

- Production and distribution of a national and international LPGA press release announcing the title sponsorship relationship sent to 2,400 media points as well as LPGA sponsors, members and other LPGA affiliated organizations.

- Listing in the annual Rolex LPGA Schedule (300,000 - 350,000 printed and distributed to LPGA members, sponsors, licensees, tournaments and fans).

- Listing in the annual Kodak Calendar (15,000 - 20,000 printed and distributed to LPGA members, sponsors, licensees, tournaments and fans).

- Feature article in an upcoming LPGA T&CP Division national newsletter announcing the title sponsorship relationship (2,000 printed quarterly and distributed to LPGA T&CP and Tour members, sponsors, licensees and tournaments).

- Pre-tournament and post-tournament articles annually in the LPGA T&CP Division national newsletter.

- Title sponsorship credit, tournament history and one full page, black and white advertisement in the annual LPGA Teaching and Club Professional Membership Guide and Directory (1,200 printed and distributed to LPGA members, sponsors and other LPGA affiliated organizations).

TOURNAMENT LOGO

-        Development of a tournament logo which communicates the Square Two Golf
         - LPGA partnership. Inclusion of the logo on all tournament print promotion pieces, press releases, registration materials, on-course-signage.

- Square Two Golf granted the use of the tournament logo and title in all promotional materials.

ENTERTAINMENT BENEFITS

- Two pro-am spots including gift packs for the Members Pro-Am. Square Two Golf has first choice of professionals. Four pro-am luncheon invitations.

-        Nine pro-am spots including gift packs for the Team Classic Pro-Am.
         Square Two Golf has first choice of professionals. Eighteen pro-am reception invitations.

-        Six Team Classic Banquet invitations.

DISPLAY AND PROMOTION

- Prominent Square Two Golf signage at the Team Classic scoreboard, clubhouse, driving range, first and tenth tees and all food and beverage events.

- Square Two Golf title sponsorship recognition on the official scorecard of the event.

- Square Two Golf demo area set on the driving range throughout tournament week.

- Square Two Golf demo day or promotional activity on days prior to the tournament for facility members and general public. LPGA Teaching and Club Professional Division members chosen by Square Two Golf will participate.

- Square Two Golf promotional materials distributed to all pro-am participants and Team Classic participants.

- Opportunity to have Square Two Golf promotional activity during Team Classic Pro-Am (i.e. closest-to-the-pin contest).

- Promotional involvement in Team Classic Shoot-Out to be jointly developed by Square Two Golf and the LPGA.

- One time annual usage of the LPGA Teaching and Club Professional Division membership mailing list. (All materials must be pre-approved by the LPGA).

                                 SPONSORSHIP FEE
                                 ---------------

                             1999              35,000
                             2000              37,500
                             2001              40,000
                             2002              42,500
                             2003              45,000
                             2004              47,500
                             2005              50,000

Nine pro-am prizes (three teams) donated by Square Two Golf. Other Square Two Golf product for pro-am participants and players to be decided upon by Square Two Golf.

                                    EXHIBIT D
                                    ---------


LPGA TEACHING DIVISION SALES PROGRAM

Any member of the Teaching Division whose principal place of employment is at a recognized golf club, course or range as such terms are defined in the LPGA Teaching Division Constitution (a "Teaching Member") will have the opportunity through the LPGA Teaching Division Sales program to sell any Square Two product to the public. Square Two shall pay a fee of 3% on net sales to the LPGA Teaching Division for any Square Two product sold provided the product is ordered directly from Square Two Golf.